Exhibit 23.1
Consent of Independent Auditors
We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-88361) and Form S-8 (Nos. 333-61954, 333-26471, 333-80121, 333-107272 and 333-133775) of eResearchTechnology, Inc. of our report dated May 26, 2010, with respect to the combined financial statements of Research Services (a Division of CareFusion Corporation) for the years ended December 31, 2009 and 2008, filed with the Securities and Exchange Commission.
August 5, 2010
Ernst & Young GmbH
Wirtschaftsprüfungsgesellschaft
Eschborn

/s/ Muth	/s/ Bösser
Muth	Bösser
Wirtschaftsprüfer	Wirtschaftsprüfer